As filed with the Securities and Exchange Commission on March 23, 2020

Registration No. 333-_________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	20-2932652
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7621 Little Avenue,

Suite 414, Charlotte, NC 28226

(Address and telephone number of principal executive offices and principal place of business)

Michael D. Pruitt

Chief Executive Officer

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, NC 28226

(704) 366-5122

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 5th Floor

Santa Monica, CA 90401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Estimated Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering by Selling Shareholders:
Common Stock, par value $0.0001 per share	1,349,564	$0.43	$580,313		$(2)
Common Stock, par value $0.0001 per share, underlying Series 2 Convertible Preferred stock	12,800,000	$0.43	$1,204,000		(2)
TOTAL			$1,784,313	$231.61

(1) In addition to 1,349,564 outstanding shares of common stock there are being registered hereunder up to 2,800,000 shares of common stock issuable upon conversion of Series 2 Convertible Preferred Stock that may be sold from time to time pursuant to this registration statement by the selling shareholders named herein. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on March 16, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion, dated March 23, 2020

PROSPECTUS

CHANTICLEER HOLDINGS, INC.

4,149,564 Shares of Common Stock

The selling shareholders of Chanticleer Holdings, Inc. (“Chanticleer,” “we,” “us” or the “Company”) listed beginning on page 11 of this prospectus may offer and resell under this prospectus (i) up to 2,800,000 shares of our common stock issuable upon conversion of Series 2 Convertible Preferred Stock acquired by certain of the selling shareholders under a Securities Purchase Agreement dated February 7, 2020 (“conversion shares”) and (ii) 1,349,564 shares of our common stock held by certain other stockholders, registered hereunder on a “piggyback” basis.

We are registering the resale of the conversion shares covered by this prospectus as required by the Registration Rights Agreement we entered into with certain investors on February 7, 2020. The selling shareholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The selling shareholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling shareholders. Our registration of the shares of common stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 14 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BURG.” The last reported sale price of our common stock on March 18, 2020 was $0.70 per share.

Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 7 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [      ], 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Chanticleer,” the “Company,” “we,” “us” and “our” refer to Chanticleer Holdings, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 18, 2020;
●	our Current Reports on Form 8-K dated January 6, 2020, January 13, 2020, February 7, 2020, February 18, 2020, March 3, 2020 and March 9, 2020;
●	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of our 2016 fiscal year; and
●	the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-230857) filed with the SEC on April 15, 2019, and subsequently amended on May 28, 2019 and June 7, 2019.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents, which will be provided to you at no cost, by writing or telephoning us at the following address or telephone number: Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

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Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. Forward-looking statements contained in this prospectus and the documents incorporated by reference are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. You should be aware that those statements reflect only the Company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Factors that might cause such differences include, but are not limited to:

●	our ability to satisfy the required conditions and otherwise complete our planned Merger on a timely basis or at all;

●	the expected benefits and potential value created by the proposed Merger for our stockholders, including the ownership percentage of our stockholders in the combined organization immediately following the consummation of the proposed Merger if it is completed;

●	our ability to maintain our operations and obtain additional funding for our operations, if necessary, until the consummation of the proposed Merger;

●	the accuracy of our estimates regarding expenses, capital requirements and need for additional financing;

●	our estimates regarding the sufficiency of our cash resources, expenses, including those related to the consummation of the proposed Merger, capital requirements and needs for additional financing, and our ability to obtain additional financing and to continue as a going concern if the Merger is not completed.

●	our ability to operate our business and generate profits. We have not been profitable to date;

●	decline in global financial markets and economic downturn resulting from the coronavirus COVID-19 global pandemic,

●	Business interruptions resulting from the coronavirus COVID-19 global pandemic,

●	Our ability to remediate weaknesses we identified in our disclosure controls and procedures and our internal control over financial reporting in a timely enough manner to eliminate the risks posed by such material weaknesses in future periods,

●	general risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	our rights to operate and franchise the Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	our ability, and our dependence on the ability of our franchisees, to execute on business plans effectively;

●	actions of our franchise partners or operating partners which could harm our business;

●	failure to protect our intellectual property rights, including the brand image of our restaurants;

●	changes in customer preferences and perceptions;

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●	increases in costs, including food, rent, labor and energy prices;

●	constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	the risks associated with leasing space subject to long-term non-cancelable leases;

●	we may not attain our target development goals and aggressive development could cannibalize existing sales;

●	negative publicity about the ingredients we use, or the potential occurrence of food-borne illnesses or other problems at our restaurants;

●	breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions;

●	we may be unable to reach agreements with various taxing authorities on payment plans to pay off back taxes;

●	our debt financing agreements expose us to interest rate risks, contain obligations that may limit the flexibility of our operations, and may limit our ability to raise additional capital;

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, any of which may cause our Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

The forward-looking statements are based on information available to the Company as of the date hereof, and, except to the extent required by federal securities laws, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, the accompanying prospectus and in the documents we incorporate by reference into this prospectus and accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

OVERVIEW

We operate and franchise a system-wide total of 46 fast casual restaurants of which 35 are company-owned and 11 are owned and operated by franchisees under franchise agreements.

●	American Burger Company (“ABC”) is a fast-casual dining chain consisting of 6 locations in North Carolina and New York, known for its diverse menu featuring fresh salads, customized burgers, milk shakes, sandwiches, and beer and wine.

●	BGR: The Burger Joint (“BGR”) was acquired in March 2015 and consists of 8 company-owned locations in the United States and 11 franchisee-operated locations in the United States and the Middle East (2 of the franchisee-operated locations were purchased by the Company in 2018 and became company-owned locations).

●	Little Big Burger (“LBB”) was acquired in September 2015 and consists of 19 company-owned locations in the Portland, Oregon, Seattle, Washington, and Charlotte, North Carolina areas. Of the company-owned restaurants, 8 of those locations are operated under partnership agreements with investors where we control the management and operations of the stores and the partner supplies the capital to open the store in exchange for a noncontrolling interest.

We also operate one Hooters full-service restaurants in the United States, and one location in the United Kingdom. Hooters restaurants, which are casual beach-themed establishments featuring music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads, and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls. Chanticleer started initially as an investor in Hooters of America and, subsequently evolved into a franchisee operator. We continue to hold a minority investment in corporate owned Hooters.

PROPOSED MERGER AND SPIN OFF

Chanticleer, Biosub Inc., a Delaware corporation and a wholly-owned subsidiary of Chanticleer (“Merger Sub”), and Sonnet BioTherapeutics, Inc., a New Jersey corporation (“Sonnet”), have entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Sonnet, with Sonnet surviving the merger as a wholly-owned subsidiary of the combined company. These transactions are referred to herein collectively as the “merger.” Following the merger, Chanticleer will be renamed “Sonnet BioTherapeutics Holdings, Inc.” and is sometimes referred to herein as the “combined company.” The shareholders of Sonnet will become the majority owners of Chanticleer’s outstanding common stock upon the closing of the merger. Additionally, as part of this transaction, pursuant to a Disposition Agreement, Chanticleer will spin-off its current restaurant operations, including all assets and liabilities, into Amergent Hospitality Group, Inc. (“Amergent”), a newly created entity, the equity of which will be distributed out to the stockholders of Chanticleer as of the record date for the disposition.

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In addition, at the closing of the merger, Chanticleer will issue to Amergent a warrant to purchase that number of shares of Chanticleer common stock equal to two percent of the number of shares of issued and outstanding Chanticleer common stock immediately after the effective time of the merger. The warrant will have a five-year term, will have an exercise price of $0.01 per share and will not be exercisable for 180 days following the effective date of the merger.

Amergent will file a Registration Statement on Form 10 promptly upon closing and engage a market maker to file a Form 15c-211 on its behalf. Amergent will seek quotation on the OTC Markets as soon as practical after the disposition.

Post-merger, the entity former know as Chanticleer Holdings, Inc. will be a publicly-traded company operating under the Sonnet name and the proposed Nasdaq ticker symbol “SONN” that will focus on advancing Sonnet’s pipeline of oncology candidates and the strategic expansion of Sonnet’s technology platform into other human diseases.

The closing of the merger will be subject to a number of closing conditions, including approval of the Nasdaq Stock Market LLC and post-merger continued trading of shares of Chanticleer common stock on the Nasdaq Capital Market.

Chanticleer’s stockholders approved the merger and related transactions at its Special Meeting of Stockholders on March 18, 2020.

The foregoing description of the Merger Agreement and Disposition Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, Amendment No. 1 to the Merger Agreement and the Form of Disposition Agreement, which are incorporated herein by reference and are Exhibits 2.1, 2.2 and 10.1, respectively, to this registration statement.

Risks Associated with Our Strategy

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement the merger.

Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Our telephone number is (704) 366-5122. Our web site is www.chanticleerholdings.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Shares of Common Stock that May be Offered by the Selling shareholders -	Up to 4,149,564 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Offering Price	The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	BURG

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

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Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling shareholders for offer and sale, we are referring to the shares of common stock issuable upon conversion of the Preferred Stock as well shares of common stock held by certain other stockholders registered hereunder on a “piggy-back” basis, each as described under “The Private Placement” and “Selling shareholders.” When we refer to the selling shareholders in this prospectus, we are referring to the selling shareholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer.

Private Offering

On February 7, 2020, we entered into a Securities Purchase Agreement (“Purchase Agreement”) for the sale of up to 1,500 shares of a new series of convertible preferred stock of Chanticleer (the “Preferred Stock”) with an institutional investor for gross proceeds to Chanticleer of up to $1,500,000. The transaction closed in two tranches for the full amount.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investor. The investor subsequently waived the 15 day deadline under the Registration Rights Agreement and permitted the company to include resale shares belonging to certain unrelated stockholders hereunder on a piggyback basis. Pursuant to the Registration Rights Agreement we are obligated to (i) file a registration statement with SEC prior to the closing of the proposed merger (ii) have the registration statement declared effective as soon as practicable after filing, and in any event no later than 90 days after execution of the Purchase Agreement (or 90 days if the registration statement is reviewed by the SEC), and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Registrant for its failure to satisfy specified filing and effectiveness time periods.

The “piggback” shares registered hereunder consist of shares underlying certain warrants previously exercised.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are incorporated herein by reference and are Exhibits 10.1 and 4.1, respectively, to this registration statement.

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USE OF PROCEEDS

In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale.

SELLING SHAREHOLDERS

An aggregate of 4,149,564 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. Other than Larry S. Spitcaufky, none of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. Mr. Spitcaufsky, a significant shareholder and former member of the Company’s board of directors, is also an original lender to the Company for $2 million of the Company’s $6 million in secured debentures. The Company had previously entered into a franchise agreement with entities controlled by Mr. Spitcaufsky providing him with the franchise rights for Little Big Burger in the San Diego area and an option for southern California. In February 2019, Mr. Spitcaufsky closed both of his franchised Little Big Burger restaurants and all agreements were terminated in May 2019. deemed beneficial owner of the shares held by that entity and exercises voting and dispositive power over those shares.

Russell J. Steward, Karen Kang, G. Tyler Runnels, John S. Lemak and TRW Capital Growth Fund, LLC are affiliated with broker/dealers and have represented to us that they purchased the resale shares in the ordinary course of business, and at the time of the purchase of the resale shares to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute shares.

T.R. Winston & Company, LLC is a broker-dealer and as such is deemed an underwriter under this registration statement.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 12,402,962 shares of our common stock issued and outstanding as of March 16, 2020.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon conversion of the Preferred Stock. For additional information regarding the issuances of the Preferred Stock and shares of common stock, see “Private Placement” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Preferred Stock and the shares of common stock, the selling shareholders have not had any material relationship with us within the past three years.

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The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and/ or Preferred Stock, as of March 18, 2020, assuming conversion of the Preferred Stock held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon conversion of the Preferred Stock, determined as if the outstanding Preferred Stock were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Preferred Stock.

The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Preferred Stock, a selling shareholder may not exercise the Preferred Stock to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Preferred Stock which have not been converted. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percent of Shares Owned After Offering

Arena Origination Co., LLC (1)	1,683,333	1,689,333	0	0
Arena Special Opportunities Fund, LP (1)	1,110,667	1,110,667	0	0
Russell J. Steward (2)	6580	6,580	0	0
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994 (3)	624,349	300,000	324,349	2.6
David Leff as Trustee of the C and R Irrevocable Trust u/t/d 11/05/2007 (4)	10,000	10,000	0	0
CCM Holdings, LLC (5)	800	800	0	0
David Michael Leff as Trustee of the David Leff Family Trust u/t/d 02/03/1988 (6)	10,000	10,000	0	0
Elevado Investment Company, LLC (7)	40,000	40,000	0	0
EMSE, LLC (7)	80,000	80,000	0	0
Gary Freedman as Trustee of the Freedman 2006 Irrevocable Trust u/t/d 02/27/2006 (8)	10,000	10,000	0	0
Gary Freedman as Trustee of the Freedman Family Trust u/t/d 05/25/1982 (8)	10,000	10,000	0	0
The Jonathan and Nancy Glaser Family Trust (9)	202,696	200,000	12,696	*
Karen Kang (10)	9,300	9,300	0	0
Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust u/t/d 11/26/1997 (11)	168,000	40,000	128,000	1.0
Joshua and Julie Ofman Family Trust (12)	20,000	20,000	0	0
G. Tyler Runnels and Jasmine N. Runnels TTES The Runnels Family Trust DTD 1//11/2000 (13)	26,120	36,120	0	0
MARC EZRALOW AS TRUSTEE OF THE SPA TRUST U/T/D 09/13/2004 (14)	20,000	20,000	0	0
Larry S. Spitcaufsky, Trustee of Larry S. Spitcaufsky Family Trust UTD 1/19/88 (15)	593,473	400,000	193,473	1.6
T.R. Winston & Company, LLC (16)	33,600	33,600	0	0
TRW Capital Growth Fund, LLC (17)	5,000	5,000	0	0
John S. Lemak (18)	26,412	26,412	0	0
Lisa Mannion	45,000	45,000	0	0
The Prag Living Trust UTD 9/23/2019 (19)	211,828	46,352	165,476	1.3
Galuchie Living Trust (20)	400	400	0	0

* Less than 1%

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(1) Consists of shares underlying Preferred Stock. Lawrence Cutler, Chief Operating Officer, may be deemed to be the beneficial owner of the shares. Mr. Cutler has voting and dispositive control over these shares.

(2) Mr. Steward is an affiliate of a broker-dealer. Mr. Stewards represents that he purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(3) Brian Ezralow, trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(4) David Leff, Trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(5) G. Tyler Runnels, member, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(6) David Leff and Karen Lee Leff, trustees, are deemed to be the beneficial owner of the shares and have joint voting and dispositive control over these shares.

(7) Marshall Ezralow, Marc Ezralow and Bryan Ezralow are deemed to be the beneficial owner of the shares and have joint voting and dispositive control over these shares.

(8) Gary Freedman and Barbara Freedman are deemed to be the beneficial owner of the shares and have joint voting and dispositive control over these shares.

(9) Jonathan Glaser may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(10) Karen Kang is an affiliate of a broker-dealer. Karen Kang represents that she purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, she had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(11) Marc Ezralow may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(12) Joshua J. Ofman, trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(13) G. Tyler Runnels may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. Mr. Runnels is an affiliate of a broker-dealer. Mr. Runnels represents that he purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(14) Marc Ezralow may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(15) Larry S. Spitcaufsky may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. Mr. Spitcaufsky served as director of the Company from August 25, 2017 through August 21, 2019.

(16) G. Tyler Runnels, Chairman and Chief Executive Officer, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. T.R. Winston & Company, LLC is a broker-dealer and as such is deemed an underwriter under this registration statement.

(17) G. Tyler Runnels, President, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. TRW Capital Growth Fund, LLC is an affiliate of a broker-dealer and represents that it purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(18) John S. Lemak is an affiliate of a broker-dealer and represents that he purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(19) Robert B. Prag, trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(20) John W. Galuchie, Jr., trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

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PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their transferees, distributees, pledgees, donees, assignees or other successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

○	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

○	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

○	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

○	an exchange distribution in accordance with the rules of the applicable exchange;

○	privately negotiated transactions;

○	settlement of short sales;

○	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

○	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

○	a combination of any such methods of sale; or

○	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. T.R. Winston & Company, LLC, selling shareholder that is a broker-dealer, is deemed an underwriter hereunder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify certain selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

As the holders of Preferred Stock, we agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling shareholders or any other person. We will make copies of this prospectus available to the Selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2019 and 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. The Registrant will bear all expenses shown below.

SEC filing fee	$159.04
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Other (including subscription and information agent fees)	*
Total	*

* Not presently known.

Item 15.	Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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Article Tenth of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article XI of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 23, 2020.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Pruitt and Frederick Glick, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Date	Title (Capacity)	Signature

March 23, 2020	Chairman, Chief Executive Officer,	/s/ Michael D. Pruitt
	and Principal Executive Officer	Michael D. Pruitt

March 23, 2020	Chief Financial Officer	/s/ Patrick Harkleroad
Patrick Harkleroad

March 23, 2020	Director	/s/ Neil Kiefer
Neil Kiefer

March 23, 2020	Director	/s/ J. Eric Wagoner
J. Eric Wagoner

March 23, 2020	Director	/s/ Keith J. Johnson
Keith J. Johnson

March 23, 2020	President	/s/ Frederick Glick
Frederick Glick

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EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger dated September 2013 between the Company and American Roadside Burgers, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on October 1, 2013).

2.2	Amendment No. 1 to Agreement and Plan of Merger, by and among Chanticleer Holdings, Inc., Sonnet BioTherapeutics, Inc. and Biosub Inc., dated February 7, 2020 (incorporated by reference to Exhibit 2.11 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

4.1	Registration Rights Agreement, dated February 7, 2020, by and between Chanticleer Holdings, Inc. and the Purchaser named therein (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

4.2	Securities Purchase Agreement, dated as of February 7, 2020, by and between Chanticleer Holdings, Inc. and the Purchaser party thereto (incorporated by reference to Exhibit 10.63 to the Company’s Registration Statement on Form S-4 filed, as amended, with the SEC on February 7, 2020)

10.1	Form of Disposition Agreement (incorporated by reference to Exhibit 10.61 to the Company’s Registration Statement on Form S-4 filed, as amended with the SEC on February 7, 2020)

5.1*	Opinion of Libertas Law Group, Inc., filed herewith.

23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm, filed herewith.

23.1	Consent of Libertas Law Group, Inc. (contained in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included in the signature page of this registration statement)

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